Exhibit 10
IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION
_____________________________________
UNITED STATES OF AMERICA

Plaintiff,

and

STATE OF NEW YORK, ET AL.,

Consolidated Cases:
Plaintiff-Intervenors,	Civil Action No. C2-99-1182
Civil Action No. C2-99-1250
v.	JUDGE EDMUND A. SARGUS, JR.
Magistrate Judge Terence P. Kemp

AMERICAN ELECTRIC POWER SERVICE
CORP., ET AL.,

Defendants.
_____________________________________
OHIO CITIZEN ACTION, ET AL.,

Plaintiffs,	Civil Action No. C2-04-1098
JUDGE EDMUND A. SARGUS, JR.
v.	Magistrate Judge Norah McCann King

AMERICAN ELECTRIC POWER SERVICE
CORP., ET AL.,

Defendants.

UNITED STATES OF AMERICA

Plaintiff,
Civil Action No. C2-05-360
v.	JUDGE EDMUND A. SARGUS, JR.
Magistrate Judge Norah McCann King

AMERICAN ELECTRIC POWER SERVICE
CORP., ET AL.,

Defendants.
_____________________________________

THIRD JOINT MODIFICATION TO CONSENT DECREE
WITH ORDER MODIFYING CONSENT DECREE

WHEREAS On December 10, 2007, this Court entered a Consent Decree in the above-captioned matters (Case No. 99-1250, Docket # 363; Case No. 99-1182, Docket # 508).
WHEREAS Paragraph 199 of the Consent Decree provides that the terms of the Consent Decree may be modified only by a subsequent written agreement signed by the Plaintiffs and Defendants.  Material modifications shall be effective only upon written approval by the Court.
WHEREAS pursuant to Paragraph 87 of the Consent Decree, as modified by a Joint Modification to Consent Decree With Order Modifying Consent Decree, filed on April 5, 2010 (Case No. 99-1250, Docket # 371), and as modified by a second Joint Modification to Consent Decree With Order Modifying Consent Decree, filed on December 28, 2010 (Case No. 99-1250, Docket # 372), the Defendants are required, inter alia, to install and continuously operate a Flue Gas Desulfurization System (FGD) no later than December 31, 2015 on Big Sandy Unit 2, December 31, 2015 on Muskingum River Unit 5, December 31, 2017 on Rockport Unit 1, and December 31, 2019 on Rockport Unit 2.
WHEREAS, on October 31, 2012, the Defendants filed an Application for Judicial Interpretation of Consent Decree in Case No. 99-1182 (Docket # 528) and the related cases.
WHEREAS, the United States, the States and Citizen Plaintiffs filed a Memorandum in Opposition (Case No. 99-1182, Docket # 534), and Citizen Plaintiffs filed a Supplemental Memorandum in Opposition (Case No. 99-1250, Docket # 381) to the Defendants’ Application.
WHEREAS all Parties made additional filings and the Application was scheduled for a hearing on December 17, 2012.
WHEREAS, the Parties have engaged in settlement discussions and have reached agreement on a modification to the Consent Decree as set forth herein.
WHEREAS, the Parties have agreed, and this Court by entering this Third Joint Modification finds, that this Third Joint Modification has been negotiated in good faith and at arm’s length; that this settlement is fair, reasonable, and in the public interest, and consistent with the goals of the Clean Air Act, 42 U.S.C. §7401, et seq.; and that entry of this Third Joint Modification without further litigation is the most appropriate means of resolving this matter.
WHEREAS, the Parties agree and acknowledge that final approval of the United States and entry of this Third Joint Modification is subject to the procedures set forth in 28 CFR § 50.7, which provides for notice of this Third Joint Modification in the Federal Register, an opportunity for public comment, and the right of the United States to withdraw or withhold consent if the comments disclose facts or considerations which indicate that the Third Joint Modification is inappropriate, improper, or inadequate.  No Party will oppose entry of this Third Joint Modification by this Court or challenge any provision of this Third Joint Modification unless the United States has notified the Parties, in writing, that the United States no longer supports entry of the Third Joint Modification.
NOW THEREFORE, for good cause shown, without admission of any issue of fact or law raised in the Application or the underlying litigation, the Parties hereby seek to modify the Consent Decree in this matter, and upon the filing of a Motion to Enter by the United States, move that the Court sign and enter the following Order:
1. Add a definition of “Cease Burning Coal” as new Paragraph 8A of the Consent Decree as follows:
8A.       “Cease Burning Coal” means that Defendants shall permanently cease burning coal for purposes of generating electricity from a Unit, and shall submit all necessary notifications or requests for permit amendments to reflect the permanent cessation of coal firing at the Unit.
2. Modify the definition of “Continuously Operate” in Paragraph 14 of the Consent Decree as follows:
14.        “Continuously Operate” or “Continuous Operation” means that when an SCR, FGD, DSI, ESP, or Other NOx Pollution Controls are used at a Unit, except during a Malfunction, they shall be operated at all times such Unit is in operation, consistent with the technological limitations, manufacturer’s specifications, and good engineering and maintenance practices for such equipment and the Unit so as to minimize emissions to the greatest extent practicable.
3. Add a new definition of “Dry Sorbent Injection” or “DSI” as new Paragraph18A of the Consent Decree as follows:
18A.     “Dry Sorbent Injection” or “DSI” means a pollution control system in which a sorbent is injected into the flue gas path prior to the particulate pollution control device for the purpose of reducing SO2 emissions.  For purposes of the DSI systems required to be installed at the Rockport Units only, the DSI systems shall utilize a sodium based sorbent and be designed to inject at least 10 tons per hour of a sodium based sorbent.  Defendants may utilize a different sorbent at the Rockport Units provided they obtain prior approval from Plaintiffs pursuant to Paragraph 148 of the Consent Decree.
4. Modify the definition of “Improved Unit” in Paragraph 28 of the Consent Decree as follows:
28.        An “Improved Unit” for SO2 means an AEP Eastern System Unit equipped with an FGD or scheduled under this Consent Decree to be equipped with an FGD, or required to be Retired, Retrofitted, Re-Powered, or Refueled.
The remainder of Paragraph 28 shall remain the same.

5. Add a definition of “Plant-Wide Annual Tonnage Limitation for SO2 at Rockport” as new Paragraph 48A of the Consent Decree, as follows:
48A.     “Plant-Wide Annual Tonnage Limitation for SO2 at Rockport” means the sum of the tons of SO2 emitted during all periods of operation from the Rockport Plant, including, without limitation, all SO2 emitted during periods of startup, shutdown, and Malfunction, during the relevant calendar year (i.e., January 1 – December 31).
6. Add a definition of “Refuel” as new Paragraph 53A of the Consent Decree, as follows:
53A.     “Refuel” means, solely for purposes of this Consent Decree, the modification of a unit as necessary such that the modified unit generates electricity solely through the combustion of natural gas rather than coal, including the installation and Continuous Operation of the NOx controls required by Section IV of this Consent Decree.  Nothing herein shall prevent the reuse of any equipment at any existing unit or new emissions unit, provided that AEP applies for, and obtains, all required permits, including, if applicable, a PSD or Nonattainment NSR permit.
7. Modify the definition of “Retrofit” in Paragraph 56 of the Consent Decree as follows:
56.        “Retrofit” means that the Unit must install and Continuously Operate both an SCR and an FGD, as defined in the Consent Decree.  For purposes of the requirements in Paragraph 87 for the Rockport Units, “Retrofit” also means that the Unit will be equipped with a post-combustion wet- or dry-FGD system with a control technology vendor guaranteed design removal efficiency of 98% or more, and subject upon installation to a 30-Day Rolling Average Emissions Rate of 0.100 lb/mmBTU for SO2, if the Unit burns coal with an uncontrolled SO2 emissions rate of 3.0 lb/mmBTU or higher, or a 30-day Rolling Average Emission Rate of 0.060 lb/mmBTU if the

Unit burns coal with an uncontrolled SO2 emissions rate below 3.0 lb/mmBTU.  For the 600 MW listed in the table in Paragraph 68 and 87, “Retrofit” means that the Unit must meet a federally-enforceable 30-Day Rolling Average Emission Rate of 0.100 lb/mmBTU for NOx and a 30-Day Rolling Average Emission Rate of 0.100 lb/mmBTU for SO2, measured in accordance with the requirements of this Consent Decree.
8. Modify the Eastern System-Wide Annual Tonnage Limitations for SO2 in the table in Paragraph 86 of the Consent Decree as follows:
86.        Notwithstanding any other provision of this Consent Decree, except Section XIV (Force Majeure), during each calendar year specified in the table below, all Units in the AEP Eastern System, collectively, shall not emit SO2 in excess of the following Eastern System-Wide Annual Tonnage Limitations:
Calendar Year(s)	Eastern System-Wide Annual Tonnage Limitations for SO2	Modified Eastern System-Wide Annual Tonnage Limitations for SO2
2016	~~260,000 tons~~	145,000 tons
2017	~~235,000 tons~~	145,000 tons
2018	~~184,000 tons~~	145,000 tons
2019~~, and each year thereafter~~ - 2021	~~174,000 tons~~	113,000 tons per year
2022 - 2025	~~174,000 tons~~	110,000 tons per year
2026 - 2028	~~174,000 tons~~	102,000 tons per year
2029, and each year thereafter	~~174,000 tons~~	94,000 tons per year

The remainder of the table in Paragraph 86 shall remain the same.

9. Modify the SO2 pollution control requirements and compliance dates listed in the table in Paragraph 87 of the Consent Decree for Big Sandy Unit 2, Muskingum River Unit 5, Rockport Units 1 and 2, and Tanners Creek Unit 4 as follows:
87.       No later than the dates set forth in the table below, Defendants shall install and Continuously Operate an FGD on each Unit identified therein, or, if indicated in the table, Retire, Retrofit, or Re-power, or Refuel such Unit:
Unit	SO2 Pollution Control	Modified SO2 Pollution Control	Date	Modified Date
Big Sandy Unit 2	~~FGD~~	Retrofit, Retire, Re-power, or Refuel	December 31, 2015	NA
Muskingum River Unit 5	~~FGD~~	Cease Burning Coal and Retire Or Cease Burning Coal and Refuel	~~December 31, 2015~~
December 15, 2015

December 31, 2015, unless the Refueling project is not completed in which case the unit will be taken out of service no later than December 31, 2015 and will not restart until the Refueling project is completed. The Refueling project must be completed by June 30, 2017.

First Rockport Unit	~~FGD~~	Dry Sorbent Injection, and Retrofit, Retire, Re-power, or Refuel	~~December 31, 2017~~	April 16, 2015 December 31, 2025.
Second Rockport Unit	~~FGD~~	Dry Sorbent Injection, and	~~December 31, 2019~~	April 16, 2015 and

Unit	SO2 Pollution Control	Modified SO2 Pollution Control	Date	Modified Date
		Retrofit, Retire, Re-power, or Refuel		December 31, 2028.
Tanners Creek Unit 4	NA	Retire or Refuel	NA	June 1, 2015

The remainder of the table in Paragraph 87 of the Consent Decree shall remain the same, including the Joint Modifications previously made to the compliance deadlines for Amos Units 1 and 2.
10. Add a new Paragraph 89A establishing the Plant-Wide Annual Tonnage Limitations for SO2 at Rockport, as follows:
89A.     For each of the calendar years set forth in the table below, Defendants shall limit their total annual SO2 emissions from Rockport Units 1 and 2 to Plant-Wide Annual Tonnage Limitations for SO2 as follows:
Calendar Years	Plant-Wide Annual Tonnage Limitations for SO2
2016 - 2017	28,000 tons per year
2018 - 2019	26,000 tons per year
2020 - 2025	22,000 tons per year
2026 - 2028	18,000 tons per year
2029, and each year thereafter	10,000 tons per year

11. Modify Paragraph 92 of the Consent Decree as follows:
92.       Except as may be necessary to comply with this Section and Section XIII (Stipulated Penalties), Defendants may not use any SO2 Allowances to comply with any requirements of this

Consent Decree, including by claiming compliance with any emission limitation, Eastern System-Wide Annual Tonnage Limitation, Plant-Wide Annual Rolling Average Tonnage Limitation for SO2 at Clinch River, Plant-Wide Annual Tonnage Limitation for SO2 at Kammer, or Plant-Wide Annual Tonnage Limitations for SO2 at Rockport required by this Consent Decree by using, tendering, or otherwise applying SO2 Allowances to achieve compliance or offset any emission above the limits specified in this Consent Decree.
12. Modify Paragraph 100 of the Consent Decree as follows:
100.     To the extent an Emission Rate, 30-Day Rolling Average Removal Efficiency, Eastern System-Wide Annual Tonnage Limitation, or Plant-Wide Annual Tonnage Limitation for SO2 is required under this Consent Decree, Defendants shall use CEMS in accordance with the reference methods specified in 40 C.F.R. Part 75 to determine the Emission Rate or annual emissions.
13. Modify Paragraph 104 of the Consent Decree as follows:
104.     On or before the date established by this Consent Decree for Defendants to achieve and maintain 0.030 lb/mmBTU at Cardinal Unit 1, Cardinal Unit 2, and Muskingum River Unit 5, Defendants shall conduct a performance test for PM that demonstrates compliance with the PM Emission Rate required by this Consent Decree.  Within forty-five (45) days of each such performance test, Defendants shall submit the results of the performance test to Plaintiffs pursuant to Section XVIII (Notices) of this Consent Decree.  On and after the date that Muskingum River Unit 5 complies with the requirement to Cease Burning Coal pursuant to Paragraph 87 of this Consent Decree, Defendants shall no longer be obligated to comply with the performance testing requirements for Muskingum River Unit 5 contained in this Paragraph.

      14. Modify Paragraph 105 of the Consent Decree as follows:
105.     Beginning in calendar year 2010 for Cardinal Unit 1 and Cardinal Unit 2, and calendar year 2013 for Muskingum River Unit 5, and continuing in each calendar year thereafter, Defendants shall conduct a stack test for PM on each stack servicing Cardinal Unit 1, Cardinal Unit 2, and Muskingum River Unit 5.  The annual stack test requirement imposed by this Paragraph may be satisfied by stack tests conducted by Defendants as required by their permits from the State of Ohio for any year that such stack tests are required under the permits.  On and after the date that Muskingum River Unit 5 complies with the requirement to Cease Burning Coal pursuant to Paragraph 87 of this Consent Decree, Defendants shall no longer be obligated to comply with the stack testing requirements for Muskingum River Unit 5 contained in this Paragraph.
15. Modify Paragraph 119 of the Consent Decree as follows:
119.     Defendants shall implement the Environmental Mitigation Projects described in Appendix A to this Consent Decree, shall fund the categories of Projects described in Subsection B, below, and shall implement the Citizen Plaintiffs’ Renewable Energy Project and Citizen Plaintiffs’ Mitigation Projects described in Subsection C, below, (collectively, the “Projects”) in compliance with the approved plans and schedules for such Projects and other terms of this Consent Decree.
The remainder of Paragraph 119 shall remain the same.
16. Add a new Subsection C after Paragraph 128 of the Consent Decree as follows:
C. Citizen Plaintiffs’ Renewable Energy Project and Citizen Plaintiffs’ Mitigation Projects.
128A.   Citizen Plaintiffs’ Renewable Energy Project.  Defendants shall implement a renewable energy project as described below during the period from 2013 through 2019.
a.           If, during the period from 2013-2015, a renewable energy production tax credit of at least 2.2 cents/kwh for ten years is available for new wind electricity production facilities upon which construction is commenced within one year or more after enactment of the tax credit (or an alternative tax benefit is available that provides sufficient economic value so that the levelized cost to customers does not exceed the weighted average cost of any existing contracts with Indiana Michigan Power Company (“I&M”) for 50 MW or greater of wind capacity, adjusted for inflation) I&M will secure 200 MW of new wind energy capacity from facilities located in Indiana or Michigan that qualify for the production tax credit or alternative tax benefit within two years after enactment. For the avoidance of doubt, so long as the energy production tax credit contained in the American Taxpayer Relief Act of 2012 allows projects that have commenced construction by December 31, 2013, and that are placed in service by December 31, 2014, to qualify for the energy production tax credit provided in that Act, then I&M shall be obligated to secure new renewable energy purchase agreements for 200 MW of new wind energy capacity.
b.           If a renewable energy production tax credit or alternative tax benefit as described in subparagraph a., above, is not available during 2013-2015, but becomes available during 2016-2019 for new wind electricity production facilities on which construction is commenced within one year or more after the production tax credit or alternative tax benefit is enacted, I&M will use commercially reasonable efforts to secure 200 MW of new wind energy capacity from facilities located in Indiana or Michigan that qualify for the production tax credit or alternative tax benefit within two years after enactment.

c.           If a renewable energy production tax credit or alternative tax benefit as described in subparagraph a., above, is not available during the period from 2013 – 2019 for new wind electricity production facilities on which construction is commenced within one year or more after the production tax credit or alternative tax benefit is enacted, I&M shall be relieved of its obligations to secure new wind energy capacity under this Paragraph 119A.
128B.  Citizen Plaintiffs’ Mitigation Projects.  I&M will provide $2.5 million in mitigation funding as directed by the Citizen Plaintiffs for projects in Indiana that include diesel retrofits, health and safety home repairs, solar water heaters, outdoor wood boilers, land acquisition projects, and small renewable energy projects (less than 0.5 MW) located on customer premises that are eligible for net metering or similar interconnection arrangements on or before December 31, 2014.  I&M shall make payments to fund such Projects within seventy-five (75) days after being notified by the Citizen Plaintiffs in writing of the nature of the Project, the amount of funding requested, the identity and mailing address of the recipient of the funds, payment instructions, including taxpayer identification numbers and routing instructions for electronic payments, and any other information necessary to process the requested payments.  Defendants shall not have approval rights for the Projects or the amount of funding requested, but in no event shall the cumulative amount of funding provided pursuant to this Paragraph 128B exceed $2.5 million.
17. Modify Paragraph 127 of the Consent Decree as follows:
127.     The States, by and through their respective Attorneys General, shall jointly submit to Defendants Projects within the categories identified in this Subsection B for funding in amounts not to exceed $4.8 million per calendar year for no less than five (5) years following the Date of Entry of this Consent Decree beginning as early as calendar year 2008, and for an additional amount not to exceed $6.0 million in 2013.  The funds for these Projects will be apportioned by and among the States, and Defendants shall not have approval rights for the Projects or the apportionment.  Defendants shall pay proceeds as designated by the States in accordance with the Projects submitted for funding each year within seventy-five (75) days after being notified by the States in writing.  Notwithstanding the maximum annual funding limitations above, if the total costs of the projects submitted in any one or more years is less than the maximum annual amount, the difference between the amount requested and the maximum annual amount for that year will be available for funding by the Defendants of new and previously submitted projects in the following years, except that all amounts not requested by and paid to the States within eleven (11) years after the Date of Entry of this Consent Decree shall expire.
18. Modify Paragraph 133 of the Consent Decree as follows:
133.     Claims Based on Modifications after the Date of Lodging of This Consent Decree.  Entry of this Consent Decree shall resolve all civil claims of the United States against Defendants that arise based on a modification commenced before December 31, 2018, or, solely for the first Rockport Unit, before December 31, 2025, or, solely for the second Rockport Unit, before December 31, 2028, for all pollutants, except Particulate Matter, regulated under Parts C or D of Subchapter I of the Clean Air Act, and under regulations promulgated thereunder, as of the Date of Lodging of this Consent Decree, and:
a.           where such modification is commenced at any AEP Eastern System Unit after the Date of Lodging of this Consent Decree; or
b.           where such modification is one this Consent Decree expressly directs Defendants to undertake.
The remainder of Paragraph 133 shall remain the same.

19. Modify the table in Paragraph 150 of the Consent Decree as follows:
Consent Decree Violation	Stipulated Penalty (Per Day, Per Violation, Unless Otherwise Specified)
x. Failure to comply with the Plant-Wide Annual Tonnage Limitation for SO2 at Rockport
$40,000 per ton, plus the surrender, pursuant to the procedures set forth in  Paragraphs 95 and 96, of SO2 Allowances in an amount equal to two times the number of tons by which the limitation was exceeded

y. Failure to fund a Citizen Plaintiffs’ Mitigation Project as required by Paragraph 119B of this Consent Decree	$1,000 per day per violation during the first 30 days, $5,000 per day per violation thereafter
z. Failure to implement the Citizen Plaintiffs’ Renewable Energy Project required by Paragraph 128A of this Consent Decree	$10,000 per day per violation during the first 30 days, $32,500 per day per violation thereafter

The remainder of the table in Paragraph 150 shall remain the same.
20.          In addition to the requirements reflected in Appendix B (Reporting Requirements) to the Consent Decree, Defendants shall include in their Annual Report to Plaintiffs the following information:
O.           Plant-Wide Annual Tonnage Limitation for SO2 at Rockport
Beginning on March 31, 2017, and continuing annually thereafter, Defendants shall report: (a) the actual tons of SO2 emitted from Units 1 and 2 at the Rockport Plant for the prior calendar year; (b) the Plant-Wide Annual Tonnage Limitation for SO2 at the Rockport Plant for the prior calendar year as set forth in Paragraph 89A of the Consent Decree; and (c) for the annual reports for calendar years 2015 – 2028, Defendants shall report the daily average SO2 emissions from the Rockport Plant expressed in lb/mmBTU, and the daily sorbent deliveries to the Rockport Plant by weight.

P.           Citizen Plaintiffs’ Renewable Energy Project

Beginning on March 31, 2014, and continuing each year thereafter until completion of the Citizen Plaintiffs’ Renewable Energy Project, Defendants shall include a written report detailing the progress of the implementation of the Citizen Plaintiffs’ Renewable Energy Project required by Paragraph 119A of the Consent Decree.

Q.           Citizen Plaintiffs’ Mitigation Projects

Beginning on March 31, 2013, and continuing each year until March 31, 2015, Defendants shall include a written report detailing the progress of implementation of the Citizen

Plaintiffs’ Mitigation Projects required by Paragraph 119B of the Consent Decree.

R.           By March 31, 2015, Defendants shall notify Plaintiffs of their intent to Retire or Refuel Muskingum River 5.

S.           By March 31, 2024, Defendants shall notify Plaintiffs of their decision to Retrofit, Retire, Re-Power or Refuel the first Rockport Unit.  If Defendants elect to Retrofit the Unit, Defendants shall provide with such notification, information regarding the removal efficiency guarantee requested from and obtained from the control technology vendor and the sulfur content of the fuel used to design the FGD, including any non-confidential information regarding the SO2 control technology filed by Defendants with the public utility regulator.

T.           By March 31, 2027, Defendants shall notify Plaintiffs of their decision to Retrofit, Retire, Re-power or Refuel the second Rockport Unit.  If Defendants elect to Retrofit the Unit, Defendants shall provide with such notification, information regarding the removal efficiency guarantee requested from and obtained from the control technology vendor and the sulfur content of the fuel used to design the FGD, including any non-confidential information regarding the SO2 control technology filed by Defendants with the public utility regulator.

U.           If Defendants elect to Retrofit one or both of the Rockport Units, beginning in the annual reports submitted for calendar years 2026 and/or 2029, as applicable, Defendants shall report a 30-Day Rolling Average SO2 Emission Rate for the Unit(s) that is (are) Retrofit in accordance with Paragraph 5 of the Consent Decree.  In addition, Defendants shall report a 30-Day Rolling Average Uncontrolled Emission Rate for SO2 for the Unit(s) that is(are) Retrofit based on daily as burned coal sampling and analysis or an inlet SO2 CEMs upstream of the FGD.

The remainder of Appendix B shall remain the same.

21. Except as specifically provided in this Order, all other terms and conditions of the Consent Decree remain unchanged and in full effect.

SO ORDERED, THIS  14th DAY OF May, 2013.

/s/ Edmund A. Sargus, Jr.
HONORABLE EDMUND A. SARGUS, JR.
UNITED STATES DISTRICT COURT JUDGE

Respectfully submitted,

FOR THE UNITED STATES OF AMERICA:

/s/ Ignacia S. Moreno
IGNACIA S. MORENO
Assistant Attorney General
Environmental and Natural Resources Division
United States Department of Justice

/s/ Myles E. Flint, II
MYLES E. FLINT, II
Senior Counsel
Environmental Enforcement Section
Environmental and Natural Resources Division
United States Department of Justice
P.O. Box 7611
Washington, D.C. 20530
(202) 307-1859

FOR THE UNITED STATES OF AMERICA:

/s/ Susan Shinkman
SUSAN SHINKMAN
Director
Office of Civil Enforcement
United States Environmental Protection Agency

/s/ Phillip A. Brooks
PHILLIP A. BROOKS
Director, Air Enforcement Division
Office of Civil Enforcement
United States Environmental Protection Agency

/s/ Seema Kakade
SEEMA KAKADE
Attorney-Advisor
Air Enforcement Division
Office of Civil Enforcement
United States Environmental Protection Agency

FOR THE COMMONWEALTH OF MASSACHUSETTS:

MARTHA COAKLEY
Attorney General

By: /s/ Frederick D. Augenstern
FREDERICK D. AUGENSTERN
Assistant Attorney General
Environmental Protection Division
1 Ashburton Place, 18th Floor
Boston, Massachusetts 02108

FOR THE STATE OF CONNECTICUT:

GEORGE JEPSON
Attorney General

By: /s/ Kimberly Massicote
KIMBERLY MASSICOTE
Assistant Attorney General
55 Elm Street, P.O. Box 120
Hartford, Connecticut 06140-0120

FOR THE STATE OF MARYLAND:

DOUGLAS F. GANSLER
Attorney General

By: /s/ Matthew Zimmerman
MATTHEW ZIMMERMAN
Assistant Attorney General
Office of the Attorney General
1800 Washington Blvd.
Baltimore, Maryland 21230

FOR THE STATE OF NEW HAMPSHIRE:

MICHAEL A. DELANEY
Attorney General

By:  /s/ K. Allen Brooks
K. ALLEN BROOKS
Assistant Attorney General
33 Capitol Street
Concord, New Hampshire 03301

FOR THE STATE OF NEW JERSEY:

JEFFREY S. CHIESA
Attorney General

By:  /s/ Jon C. Martin
JON C. MARTIN
Deputy Attorney General
New Jersey Dept. of Law & Public Safety
25 Market St., P.O. Box 093
Trenton, NJ 08625-0093

FOR THE STATE OF NEW YORK:

ERIC T. SCHNEIDERMAN
Attorney General

By:  /s/ Michael J. Myers
MICHAEL J. MYERS
Assistant Attorney General
Environmental Protection Bureau
The Capitol
Albany, New York 12224

FOR THE STATE OF RHODE ISLAND:

PETER F. KILMARTIN
Attorney General

By:  /s/ Gregory S. Schultz
GREGORY S. SCHULTZ
Special Assistant Attorney General
150 South Main Street
Providence, Rhode Island 02903

FOR THE STATE OF VERMONT:

WILLIAM H. SORRELL
Attorney General

By:  /s/ Thea Schwartz
THEA SCHWARTZ
Assistant Attorney General
Environmental Division
109 State Street
Montpelier, Vermont 05609-1001

FOR NATURAL RESOURCES DEFENSE COUNCIL, INC.:

By:  /s/ Nancy S. Marks
NANCY S. MARKS
Natural Resources Defense Council, Inc.
40 West 20th Street
New York, NY 10011

FOR OHIO CITIZEN ACTION, CITIZENS ACTION COALITION OF INDIANA, HOSIER ENVIRONMENTAL COUNCIL, OHIO VALLEY ENVIRONMENTAL COALITION, WEST VIRGINIA ENVIRONMENTAL COUNSIL, CLEAN AIR COUNCIL, IZAAK WALTON LEAGUE OF AMERICA, ENRIVONMENTAL AMERICA1, NATIONAL WILDLIFE FEDERAION, INDIANA WILDLIFE FEDERATION AND LEAGUE OF OHIO SPORTSMEN:

By:  /s/ Faith Bugel
FAITH BUGEL
Environmental Law and Policy Center
35 East Wacker Drive, Suite 1300
Chicago, Illinois 60601-2110

By:  /s/ Peter Precario
PETER PRECARIO
326 S. High Street
Suite 100
Columbus, Ohio 43215-4525

1 Environment America is the same entity that signed on to the original Consent Decree as United States Public Interest Research Group.

FOR SIERRA CLUB:

By:  /s/ Shannon Fisk
SHANNON FISK
Earthjustice
1617 John F. Kennedy Blvd., Suite 1675
Philadelphia, PA 19103

FOR DEFENDANTS AMERICAN ELECTRIC POWER SERVICE CORPORATION, ET AL.:

By:  /s/ David M. Feinberg
DAVID M. FEINBERG
General Counsel
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215